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                                                                    EXHIBIT 3.2

                                    CERTIFICATE OF AMENDMENT
                                                OF
                                    ARTICLES OF INCORPORATION
                                                OF
                                    DATA NET INTERNATIONAL, INC.
                                  (California corporation #1781368)


    The undersigned, James Ung and Mei Yang, do hereby certify that:

1. They are the President and Secretary, respectively, of Data Net International, Inc., a California corporation (the "Corporation").

2. Article I of the Articles of Incorporation of this Corporation is amended to read as follows:

                                    I.

    The name of this Corporation is CUMETRIX COMPUTER SYSTEMS, INC.

3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors of this Corporation.

4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporation Code. The total number of shares of the Corporation issued and outstanding is 4,742,500 shares. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote was more than 50%.

    I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

    Executed at City of Industry, California, on December 20, 1997.



                                                 /s/ JAMES UNG
                                               ------------------------
                                                James Ung, President


                                                 /s/ MEI YANG
                                               ------------------------
                                                Mei Yang, Secretary